SCHEDULE 14-A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the  Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the  Commission  Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive  Additional  Materials
[ ]  Soliciting  Material
under Rule 14a-12

                          FIRST SENTINEL BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                    ----------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11
    1) Title of each class of securities to which transaction applies:
       ....................................................................
    2) Aggregate number of securities to which transaction applies:
       ....................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       ....................................................................
    4) Proposed maximum aggregate value of transaction:
       ....................................................................
   5)  Total fee paid:
       ....................................................................
[ ] Fee paid previously with preliminary materials.

[ ] Check  box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

                 ...........................
    2)  Form, Schedule or Registration Statement No.:

                 ...........................
    3)  Filing Party:

                 ...........................
    4)  Date Filed:

                 ...........................

                          FIRST SENTINEL BANCORP, INC.
                          1000 WOODBRIDGE CENTER DRIVE
                          WOODBRIDGE, NEW JERSEY 07095
                                 (732) 726-9700

                                                                  March 24, 2000

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company"), the holding company for First Savings Bank (the "Bank") which will be held on April 19, 2000, at 10:00 a.m., at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey.

         The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of First Sentinel as well as representatives of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to make a statement if they desire to do so and to respond to any questions that our stockholders may have regarding the business to be transacted.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees for director specified under Proposal I, and "FOR" Proposal II, the ratification of KPMG LLP as the Company's auditors.

         PLEASE  SIGN  AND  RETURN  THE  ENCLOSED  PROXY  CARD  PROMPTLY.   YOUR
COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

         On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

                                                     Sincerely,

                                                     /s/ John P. Mulkerin

                                                     John P. Mulkerin
                                                     PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

                          FIRST SENTINEL BANCORP, INC.
                          1000 WOODBRIDGE CENTER DRIVE
                          WOODBRIDGE, NEW JERSEY 07095
                                 (732) 726-9700

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 19, 2000

                           ---------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company") will be held at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey, on April 19, 2000, at 10:00 a.m.

         A proxy statement and proxy card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

         1. The election of three directors; and

         2. The ratification of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2000.

         In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered and voted upon at the Annual Meeting.

         The Board of Directors has established February 21, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the Common Stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, New Jersey, for a period of ten days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself.

                                           By Order of the Board of Directors,

                                           /s/ Christopher Martin

                                           Christopher Martin
                                           Secretary


Woodbridge, New Jersey
March 24, 2000

                          FIRST SENTINEL BANCORP, INC.

                           ---------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 19, 2000

                           ---------------------------

SOLICITATION AND VOTING OF PROXIES

         This proxy statement is being furnished to stockholders of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey, on April 19, 2000, at 10:00 a.m., and at any adjournments thereof. The 1999 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1999, accompanies this proxy statement, which is first being mailed to stockholders on or about March 24, 2000.

         Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF FIRST SENTINEL WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" PROPOSAL I AND "FOR" PROPOSAL II.

         Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY CARD, HOWEVER, CONFERS ON THE DESIGNATED PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES OF COMMON STOCK IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

         A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

         The cost of solicitation of proxies on behalf of management will be borne by First Sentinel. In addition to the solicitation of proxies by mail, Georgeson Shareholder Communications Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $10,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the

Company and First Savings Bank (the "Bank" or "First Savings"), without additional compensation therefor. First Sentinel will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

         The securities which may be voted at the Annual Meeting consist of shares of common stock of First Sentinel (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on February 21, 2000 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 37,280,545 shares.

         In accordance with the provisions of the Company's certificate of incorporation, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Common Stock (the "Limit") are not entitled to vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's certificate of incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

         The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the ratification of KPMG LLP as independent auditors and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's certificate of incorporation and bylaws, unless otherwise required by law, such matters shall be determined by a majority of votes cast without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

         Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's shares of Common Stock outstanding on the Record Date. Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                     AMOUNT AND
                                                                     NATURE OF
                                                                     BENEFICIAL        PERCENT OF
TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER             OWNERSHIP         CLASS
--------------------------------------------------------------------------------------------------
Common Stock        First Savings Bank                               2,164,918(1)      5.8%
                    Employee Stock Ownership Plan and Trust
                    c/o First Savings Bank


(1) The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. At February 21, 2000, 827,732 shares of Common Stock had been allocated to participating employee accounts. As of this same date, 1,337,186 unallocated shares remained in the ESOP.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                        PROPOSAL I. ELECTION OF DIRECTORS

         The number of directors of First Sentinel is currently set at nine. Each of the nine members of the Board of Directors of First Sentinel also serves as a director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

         Messrs. Christopher Martin, Keith H. McLaughlin and Philip T. Ruegger, Jr. have been nominated to stand for election at the Annual Meeting. Each of the nominees named are presently directors of the Company and the Bank. No person being nominated by the Nominating Committee of the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and First Sentinel. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY

THE ENCLOSED PROXY CARD IF EXECUTED AND RETURNED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

         In the event that any nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                 OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth, as of the Record Date, the names of the nominees, continuing directors, executive officers and their ages, the year in which each became a director or officer of the Bank and the year in which their term (or in the case of the nominees, their proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and executive officer and all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals as of the Record Date.

                                                 DIRECTOR/
                                                 EXECUTIVE                        SHARES OF
                                                  OFFICER      EXPIRATION        COMMON STOCK       PERCENT
                                                 SINCE (1)         OF            BENEFICIALLY         OF
                                          AGE                     TERM             OWNED(2)        Class(10)
                                         ------ ------------ ---------------  ------------------- ------------

 NOMINEES:
 ---------
 Christopher Martin                       43       1984           2000           435,129(6)(7)         1.2%
 Keith H. McLaughlin                      64       1983           2000           302,550(3)(4)         *
 Philip T. Ruegger, Jr.                   73       1983           2000           688,097(3)(4)         1.8

 CONTINUING DIRECTORS:
 ---------------------
 Donald T. Akey, M.D.                     77       1979           2002           173,967(3)(4)         *
 Joseph Chadwick                          57       1999           2002           431,048(3)(4)(5)      1.2
 George T. Hornyak, Jr.                   50       1999           2001           793,741(3)(4)(5)      2.1
 John P. Mulkerin                         62       1987           2001           589,196(6)(7)         1.6
 Jeffries Shein                           60       1985           2001           901,624(3)(4)(8)      2.4
 Walter K. Timpson                        77       1964           2002           582,908(3)(4)         1.6

 EXECUTIVE OFFICERS:
 Richard Spengler                         38       1983            --            177,605(6)(7)         *
 John F. Cerulo, Jr.                      49       1988            --             91,716(6)(7)         *
 Ann C. Clancy                            36       1998            --             17,170(6)(7)         *
 Karen I. Martino                         40       1984            --             79,055(6)(7)         *

 Stock ownership of all directors         --        --             --             5,263,807(9)        13.9
 And executive officers as a group
 (13 persons)

* Less than 1 percent.

                                                        (footnotes on next page)

(1) Includes years of service as a director or executive officer of the Bank.

(2) Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting and dispositive powers as to the shares reported.

(3) Includes 26,480 shares of unvested restricted stock awarded to each of Messrs. Akey, Chadwick, Hornyak, McLaughlin, Ruegger, Shein and Timpson under the First Sentinel Bancorp, Inc. Amended and Restated 1998
         Stock-Based Incentive Plan ("1998 Incentive Plan"). Awards granted under the 1998 Incentive Plan vest at a rate of 20% per year commencing December 16, 1999; provided, however, that 50% of each annual installment will only vest if the performance criteria established by the Compensation Committee of the Board of Directors is satisfied. Each participant has voting power as to the shares awarded.

(4) Includes 14,205 options to purchase Common Stock granted to each of Messrs. Akey, McLaughlin, Ruegger, Shein and Timpson under the First Sentinel Bancorp, Inc. 1996 Omnibus Incentive Plan ("1996 Incentive Plan") which are currently exercisable. Also includes 16,550 options to purchase Common Stock granted to each of Messrs. Akey, Chadwick,
         Hornyak, McLaughlin, Ruegger, Shein and Timpson under the 1998 Incentive Plan. Excludes 66,200 options granted to each of Messrs. Akey, Chadwick, Hornyak, McLaughlin, Ruegger, Shein and Timpson under the 1998 Incentive Plan which have not yet vested. Options granted under the 1998 Incentive Plan vest at a rate of 20% per year commencing December 16, 1999.

(5) Includes 84,494 and 133,426 options to purchase Common Stock that were granted by Pulse Bancorp, Inc. to Messrs. Chadwick and Hornyak, respectively, prior to the merger of Pulse with and into First Sentinel. First Sentinel assumed all stock compensation plans of Pulse, and each outstanding option to purchase Pulse common stock was exchanged for options to purchase 3.764 shares of First Sentinel Common Stock. All such options are currently exercisable.

(6)      Includes 82,400,  76,000,  33,600,  12,000,  8,000 and 16,000 shares of unvested restricted stock awarded to Messrs. Mulkerin, Martin, Spengler, Cerulo, Ms. Clancy and Ms. Martino under the 1998 Incentive Plan, respectively. Awards granted under the 1998 Incentive Plan vest at a rate of 20% per year commencing December 16, 1999; provided, however, that 50% of each annual installment will only vest if the performance criteria established by the Compensation Committee of the Board of Directors is satisfied. Each participant has voting power as to the shares awarded.

(7) Includes 54,454 options to purchase Common Stock granted to each of Messrs. Mulkerin and Martin and 9,470 options to purchase Common Stock granted to each of Messrs. Spengler and Cerulo and Ms. Martino under the 1996 Incentive Plan which are currently exercisable. Also includes 60,000, 52,000, 17,500, 7,000, 4,000 and 9,000 options to purchase
         Common Stock granted to each of Messrs. Mulkerin, Martin, Spengler, Cerulo, Ms. Clancy and Ms. Martino, respectively, under the 1998 Incentive Plan. Excludes 240,000, 208,000, 70,000, 28,000, 16,000 and
         36,000 options granted to Messrs. Mulkerin, Martin, Spengler, Cerulo, Ms. Clancy and Ms. Martino, respectively, under the 1998 Incentive Plan which have not yet vested. Options granted under the 1998 Incentive Plan vest at a rate of 20% per year commencing December 16, 1999.

(8) Includes 107,931 shares held in six trust accounts over which Mr. Shein, as trustee, has voting power.

(9) Includes 413,360 shares of unvested restricted stock awarded under the 1998 Incentive Plan. Excludes 1,061,400 options granted under the 1998 Incentive Plan which are not currently exercisable.

(10) Under applicable regulations, a person is deemed to have beneficial ownership of any share of Common Stock that may be acquired within 60 days of February 21, 2000 pursuant to the exercise of outstanding options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such person or group, but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

BIOGRAPHICAL INFORMATION

     DIRECTORS

         JOHN P. MULKERIN is the President and Chief Executive Officer and a member of the Board of Directors of both the Company and the Bank. Mr. Mulkerin joined the Bank in 1987 as Executive Vice President, Chief Operating Officer and Corporate Secretary. He was named

General Counsel of the Bank in 1993 and became the President and Chief Executive Officer in 1996. Mr. Mulkerin also serves as President and director of FSB Financial Corp. and 1000 Woodbridge Center Drive, Inc., two wholly-owned subsidiaries of the Bank. Mr. Mulkerin is also a member of the Board of Directors of Middlesex Water Company, Raritan Bay Medical Center and Daytop Village Foundation.

         CHRISTOPHER MARTIN is the Executive Vice President, Chief Financial and Operating Officer of both the Company and the Bank. He also serves as Corporate Secretary of the Company, and is a member of both Boards of Directors. He joined the Bank in 1984 and served as Controller of the Bank until 1989, when he was named Senior Vice President and Chief Financial Officer. He was named Executive Vice President in 1994. In 1996, he was named the Chief Operating Officer and elected to the Board of Directors of the Bank. Mr. Martin is also the Executive Vice President, Treasurer and a director of FSB Financial Corp., and serves as the Executive Vice President and director of 1000 Woodbridge Center Drive, Inc.

         DONALD T. AKEY, M.D. joined the Board of First Savings in 1979. Dr. Akey is a surgeon who had practiced in Metuchen, New Jersey, for over forty years. Dr. Akey retired from active practice in 1993.

         JOSEPH CHADWICK, a former director of Pulse, joined the Board of First Sentinel in 1999 following the merger of Pulse with and into the Company. Mr. Chadwick is President of Thomas and Chadwick/Riverside Supply Company, a retailer of building supplies and fuel oil. He has held this position since 1971.

         GEORGE T. HORNYAK, JR. also joined the Board of First Sentinel in 1999 following the merger of Pulse with and into the Company. Mr. Hornyak was formerly the President, Chief Executive Officer and a director of Pulse. He is also a director of Mercer Mutual Insurance Company.

         KEITH H. MCLAUGHLIN joined the Board of First Savings in 1983. He is the President and Chief Executive Officer of Raritan Bay Medical Center, which operates acute care hospitals in Perth Amboy and Old Bridge, New Jersey. Mr. McLaughlin also serves as a director of Princeton Insurance Company.

         PHILIP T. RUEGGER, JR. joined the Board of First Savings in 1983. Mr. Ruegger is now an investor. Previously, he was President of Northwest Construction Co., a real estate construction and management firm. Mr. Ruegger served as director of the National Bank of New Jersey, a commercial bank, from 1968 through 1981.

         JEFFRIES SHEIN joined the Board of First Savings in 1985. He is a partner with Jacobson, Goldfarb and Tanzman Associates, L.L.C., a commercial real estate brokerage firm. Mr. Shein serves on the Board of Directors of Middlesex Water Company and is Chairman of the Board of Raritan Bay Medical Center.

         WALTER K. TIMPSON joined the Board of First Savings in 1964 and was appointed Chairman of the Bank's Board of Directors in June 1996. He also serves as the Chairman of the

Board of First Sentinel. Mr. Timpson has operated a real estate appraisal firm in Metuchen, New Jersey, for over forty years.

     EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         RICHARD SPENGLER serves as Executive Vice President and Chief Lending Officer of the Bank. Mr. Spengler joined the Bank in 1983. He was appointed Vice President of Mortgage Operations in 1991. In January 1995, Mr. Spengler was named Senior Vice President-Chief Lending Officer. He was promoted to his current position in April 1999. Mr. Spengler also serves as a director of 1000 Woodbridge Center Drive, Inc., a subsidiary of the Bank.

         JOHN F. CERULO, JR. joined the Bank in 1988 as a Senior Vice President-Retail Banking. Prior to joining First Savings, Mr. Cerulo worked for another savings institution for 16 years as a Branch Administrator.

         ANN C. CLANCY joined the Bank in 1998 as Vice President and General Counsel. She was named Senior Vice President, General Counsel and Corporate Secretary in April 1999. Ms. Clancy also serves as the Company's Investor Relations Officer. Prior to joining the Bank, Ms. Clancy was an attorney with a Washington, D.C. law firm for 10 years.

         KAREN I. MARTINO joined the Bank in 1984. She is now Senior Vice President and Auditor, a position she has held since 1990.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's officers (as defined in regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year it complied with all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners, with the exception of Dr. Donald T. Akey, who, due to an oversight, did not report one transaction on a timely basis.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held 13 regular and special meetings in 1999. The Board of Directors of the Bank also held 13 regular and special meetings in 1999. The Boards of Directors of the Company and the Bank jointly maintain standing Audit, Compensation and Nominating Committees. No director of the Company attended fewer than seventy-five percent (75%) in the aggregate of the total number of the Board meetings held and the total number of committee meetings on which such director served during 1999.

         The joint Audit Committee of the Company and the Bank is comprised of Dr. Akey (Chairman) and Messrs. Chadwick, McLaughlin, Ruegger and Timpson. This committee is responsible for reviewing and reporting to the Board on the Company's financial condition and reviewing the audit reports of the Company from its internal and independent auditors. The committee met four times in 1999.

         The Compensation Committee consists of Messrs. Timpson (Chairman), McLaughlin, Ruegger and Shein. The Compensation Committee meets at least annually to review the performance and remuneration of the officers and employees of the Bank. The Committee reviews and approves all compensation programs to be implemented by the Bank and the Company. The Compensation Committee met four times in 1999.

         The full Board of Directors of the Company acts as a nominating committee (the "Nominating Committee") for the annual selection of nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees, nor established procedures for this purpose.
Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's bylaws. See "ADDITIONAL INFORMATION--Notice of Business to Be Conducted at an Annual Meeting." The Board of Directors met once during the past fiscal year in its capacity as the Nominating Committee.

DIRECTORS' COMPENSATION

         DIRECTORS' FEES. Directors of the Company received an annual retainer of $2,000. Directors of the Bank received a monthly retainer of $1,750. Outside directors of the Bank received $750 for each Board meeting attended and $300 for each committee meeting attended.

         DIRECTORS' DEFERRED FEE PLAN. Directors may elect to defer all or part of their fees under the Agreement for Deferment of Directors' Fees (the "Deferred Fee Agreement"). The fees so deferred are recorded on the books of the Bank as a liability in the year the fees are earned; however, the Bank does not specifically fund the amount so deferred. The Bank pays the deferred fees to the directors not earlier than the time they cease to be a director, retirement or when they attain age 65 (or some other age specifically elected by the director), unless the Bank determines it serves its best interests or the best interests of the director to disburse these funds at an earlier date.

         The Bank also maintains the First Savings Bank Directors' Deferred Fee Stock Unit Plan (the "Deferred Fee Stock Unit Plan"). Pursuant to this plan, directors who defer fees under the Deferred Fee Agreement have the opportunity to elect to defer the fees under the Deferred Fee Stock Unit Plan. Each director who elects to participate in the Deferred Fee Stock Unit Plan has his deferred fees credited with a number of shares of Common Stock based on the fair market value of the stock as of the date such fees are earned. Messrs. Martin and Shein currently participate in the Plan.

         RETIREMENT PLAN. First Savings also maintains a nonqualified, unfunded retirement plan for directors who are not employees, have served as a director for five (5) years, and who retire from the Board of Directors within the time specified under the Retirement Plan. Benefits, in general, are either equal to all or a portion of the current annual retainer received by Board members, depending upon the director's age and length of service at retirement. Benefits are paid monthly, commencing in the month following the director's retirement from the Board and ending in the month following the director's death.

EXECUTIVE COMPENSATION

         THE REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE EXCHANGE ACT, EXCEPT AS TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                          COMPENSATION COMMITTEE REPORT

GENERAL

         In accordance with the rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors (the "Committee") presents the following information regarding the compensation and benefit arrangements for the Company's President and Chief Executive Officer and the other executive officers of the Company, including those who are "Named Executive Officers" as defined elsewhere herein.

         The Compensation Committee of the Board of Directors is comprised of four non-employee directors, namely Messrs. Walter K. Timpson (Chairman), Keith
H. McLaughlin, Philip T. Ruegger, Jr., and Jeffries Shein. The Committee generally meets at least twice a year to review the current levels and structure of compensation and benefits for the executive officers and other senior officers of the Company and the Bank in relation to industry practices, to determine formal salary ranges and individual adjustments in base salary and benefit arrangements in the context of competitive trends, performance results for the Company and individual executives and other relevant circumstances, and to approve specific performance goals and earned incentive awards for each year as required under the Bank's Annual Incentive Plan. The Committee also administers the Company's 1996 Incentive Plan, the 1998 Incentive Plan, the Incentive Savings Plan (401(k)) and the Employee Stock Ownership Plan ("ESOP") as they apply to all employees of the Company and the Bank.

EXECUTIVE COMPENSATION POLICIES

         The underlying principle that governs the executive compensation policies of First Sentinel is to provide competitive financial reward opportunities that are tied to the performance of the Company, the Bank and members of the executive team. As a result, the Company's compensation programs are structured to generate total compensation levels approximating market average when financial results are comparable to average performance in the regional savings institution industry, and to increase or decrease compensation, as appropriate, if performance varies significantly from these industry averages. Performance measurement for these comparative purposes is based on return on equity and the Company's success in maintaining capital strength while achieving strategic growth in targeted markets.

BASE SALARY

         The basic elements of the executive compensation program are base salary, annual incentives, equity-based, long-term incentives and certain other benefits. The Committee reviews the executives' base salary levels and salary ranges on an annual basis and reviews the other compensation programs on a periodic basis to ensure their market competitiveness and continued effectiveness. These reviews are performed primarily by comparing compensation levels to those of the Company's peer group. Individual executive salaries are determined relative to the ranges of salaries reflected in the peer group analysis and on the basis of a subjective assessment of each executive's knowledge, experience and contribution to the Company's success. The Committee is assisted in this review process by outside compensation consultants who provide reports on practices among comparable asset-size savings banks in the Mid-Atlantic States of New Jersey, New York and Pennsylvania.

ANNUAL INCENTIVE PLAN

         The  Company  and  the  Bank  offer  the   opportunity  for  additional
compensation through a formal annual incentive program that was first adopted for the Bank's senior officers in 1983. The annual incentive program is based upon the achievement of predetermined goals and annual return on equity. The annual incentive plan has minimum performance requirements for the Company's results of operations, below which no bonuses may be awarded. The performance goals are structured with a target level that the Committee determines as an expected industry average for the coming year through the use of peer group analysis and published surveys of compensation in the banking industry. Actual annual incentive awards are determined by measuring an executive's performance relative to the achievement of both the Company's and the individual's goals for that year.

EQUITY-BASED COMPENSATION

         The Company and the Bank have also utilized equity-based compensation over the years in connection with each of the Company's and the Bank's public stock offerings. Equity-based compensation has been provided in the form of stock options and restricted stock awards. The purpose of these awards is to align executives' long-term compensation opportunities with the interests of stockholders in the value of the Company's stock. In each case, the number of stock options and restricted stock awards granted to executives has been determined on the basis of peer group analysis, published compensation surveys for the banking industry and on the basis of the individual's performance and relative contribution to the Company's success.

         In connection with the 1998 Conversion and Reorganization, and upon the recommendation of the Compensation Committee, the Company established the 1998 Incentive Plan. Pursuant to the 1998 Incentive Plan, the Board of Directors authorized grants of options and restricted stock awards to key employees and outside directors of the Company and the Bank in 1998. The awards granted under the plan vest in equal installments over a five-year period. The awards are also subject to the attainment of certain performance goals. The stock options awarded under the plan were granted with an exercise price greater than the fair market value of the stock on the date of grant. In addition, realization of 50% of the amount of the restricted stock awards each year is subject to the Company's attainment of certain financial targets for the year, as established by the Board of Directors. The specific options and awards granted under the 1998 Incentive Plan are set forth in the "Summary Compensation Table." The options and awards were allocated by the Committee based upon regulatory practices and policies, a survey of the practices of other recently converted financial institutions and each executive officer's level of responsibility and contributions to the Company and the Bank. While no options or awards were made in 1999, the Committee considers outstanding stock incentives when determining annual compensation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. John P. Mulkerin has served as the President and Chief Executive Officer of the Company and the Bank since 1996. The cash compensation provided to Mr. Mulkerin is predicated upon the performance of the Company and the Bank as compared to other regional savings banks of comparable asset size and the salary and total cash compensation trends for similar executive positions in the same group of banks. In setting Mr. Mulkerin's base salary, the Committee reviewed both the current profitability of the Bank and the attainment of predetermined short- and long-term objectives as contained in the Company's strategic business plan. The performance measures used in this overall assessment are: return on equity, the attainment of stated objectives and the Company's capital strength. The Committee set Mr. Mulkerin's base salary for 1999 at $286,000, which represented a 10% increase over his base salary of $260,000 for 1998.

         Mr. Mulkerin also received an annual incentive award in 1999. The annual incentive award earned by Mr. Mulkerin represented the target award amount based upon the attainment of specific Company performance objectives predetermined by the Compensation Committee and individual goals established at the beginning of the year. Mr. Mulkerin's total compensation for 1999 reflected the Company's achievement of its target levels and goals and the Committee's evaluation of Mr. Mulkerin's contribution to attaining those goals. Although no additional options or awards were made to Mr. Mulkerin in 1999, the Committee considered options and awards previously granted to Mr. Mulkerin in determining his overall compensation.

                             COMPENSATION COMMITTEE

         Walter K. Timpson, Chairman              Philip T. Ruegger, Jr.
         Keith H. McLaughlin                      Jeffries Shein

         STOCK PERFORMANCE GRAPH. The following graph shows a five year comparison of stockholder return on the Company's Common Stock based on the market price of the Common Stock assuming an initial investment of $100 and reinvestment of dividends, with the cumulative total returns of companies on the S&P 500 index, The Nasdaq Stock Market and the SNL Thrift Index. The Company's performance includes the performance of its predecessor, First Savings, as adjusted to reflect the exchange of 3.9133 shares of Company Common Stock for each share of the Bank's common stock in connection with the 1998 Conversion and Reorganization. The Company chose this year to add the S&P 500 index to provide another measure of performance. The Company believes that the performance of the Nasdaq index is largely attributable to its heavy concentration of technology stocks, which recently have outperformed many of the other market sectors.

                       COMPARATIVE FIVE-YEAR TOTAL RETURNS
                          FIRST SENTINEL BANCORP, INC.,
          THE S&P 500, THE NASDAQ STOCK MARKET AND THE SNL THRIFT INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/99)

-------------------------------------------------------------------------------
                          FIRST SENTINEL BANCORP, INC.
-------------------------------------------------------------------------------


                                [OBJECT OMITTED]


              [FIGURES BELOW REPRESENT GRAPH IN ITS PRINTED FORM]

                                                           PERIOD ENDING
                              ------------------------------------------------------------------------
INDEX                            12/31/94     12/31/95   12/31/96  12/31/97      12/31/98    12/31/99
------------------------------------------------------------------------------------------------------

First Sentinel Bancorp, Inc.       100.00       134.73     182.72    633.50        378.72      380.58
S&P 500                            100.00       137.58     169.03    225.44        289.79      350.78
NASDAQ - Total US*                 100.00       141.33     173.89    213.07        300.25      542.43
SNL Thrift Index                   100.00       155.74     202.92    345.28        303.68      248.07

         *SOURCE:  CRSP, CENTER FOR RESEARCH IN SECURITY PRICES, GRADUATE SCHOOL OF BUSINESS, THE
                   UNIVERSITY OF CHICAGO 1999.  USED WITH PERMISSION.  ALL RIGHTS RESERVED.  CRSP.COM.

SUMMARY COMPENSATION TABLE. The following table sets forth certain information as to the total remuneration paid by the Company to the Chief Executive Officer and four other executive officers who received salary and bonuses in excess of $100,000 during the year ended December 31, 1999 ("Named Executive Officers"). In addition, the table sets forth information regarding total remuneration for the years ended December 31, 1998 and 1997. All share information has been adjusted to reflect all stock dividends, splits and the 1998 Conversion and Reorganization Exchange Ratio of 3.9133.

                                                                             LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION(1)                     AWARDS              PAYOUTS
                                  ---------------------------------------  ---------------------------   ---------
                          FISCAL                              OTHER        RESTRICTED    SECURITIES
   NAME AND PRINCIPAL     YEARS                               ANNUAL          STOCK      UNDERLYING         LTIP        ALL OTHER
        POSITIONS         ENDED   SALARY(1)(2)  BONUS(3)  COMPENSATION(4)   AWARDS(5)  OPTIONS/SARS(6)   PAYOUTS(7)  COMPENSATION(8)
        ---------         -----   ------------  --------  ---------------  ----------  ---------------   ----------  ---------------
John P. Mulkerin           1999     $307,000    $107,250      $ --           $     --            --             --      $ 37,110
President and Chief        1998      281,000      78,000        --            785,375       300,000             --        40,022
Executive Officer          1997      257,250      70,875        --                 --            --             --        52,004

Christopher Martin         1999      247,000      84,825        --                 --            --             --        29,830
Executive Vice President,  1998      231,000      63,000        --            724,375       260,000             --        33,276
Chief Financial Officer,   1997      201,250      56,700        --                 --            --             --        52,004
Chief Operating Officer
and Corporate Secretary

Richard Spengler           1999      130,000      29,250        --                 --            --             --        18,073
Executive Vice President,  1998      115,000      17,250        --            320,250        87,500             --        18,018
Chief Lending Officer      1997      105,000      15,750        --                 --            --             --        34,176

Ann C. Clancy              1999      125,000      21,875        --                 --            --             --            --
Senior Vice President      1998(9)    23,077      15,000        --             76,250        20,000             --            --
and General Counsel        1997           --          --        --                 --            --             --            --

Karen I. Martino           1999       95,000      16,625        --                 --            --             --        13,208
Senior Vice President,     1998       91,500      13,725        --            152,500        45,000             --        14,336
Audit and Compliance       1997       88,000      13,200        --                 --            --             --        27,558

(1) Includes directors' fees paid to Mr. Mulkerin and Mr. Martin in 1999, 1998 and 1997.

(2) Includes amounts of salary deferred pursuant to the Incentive Savings Plan for Employees of First Savings Bank 401(k).

(3) Includes bonuses granted pursuant to First Savings' Annual Incentive Plan. Under this plan, bonuses are awarded by the Compensation Committee of the Board of Directors based upon achieving certain predetermined profit levels and other identifiable goals.

(4) For 1999, there were no: (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; nor (e) preferential discounts on stock.

(5) Pursuant to the 1998 Incentive Plan, Messrs. Mulkerin, Martin, Spengler, Ms. Clancy and Ms. Martino were awarded 103,000 shares, 95,000 shares, 42,000 shares, 10,000 shares and 20,000 shares of Common Stock, respectively, in December 1999, which had a market value of $804,430, $741,950, $328,020, $78,100 and $156,200, respectively, at December 31,
     1999. Shares awarded under the 1998 Incentive Plan vest in equal installments over a five-year period beginning on December 16, 1999; provided, however, that 50% of each annual installment will only vest if the performance criteria established by the Compensation Committee of the Board of Directors is satisfied. Dividends paid by the Company will be accrued for plan share awards until such awards have vested, at which time all accrued dividends will be paid to the award recipient. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of grant.

(6) For a discussion of options granted under the 1998 Incentive Plan, see the Fiscal Year-End Option/SAR Values table.

(7) For 1999, 1998 and 1997, the Company had no long-term incentive plan; accordingly, there were no payouts or awards under any long-term incentive plan.

(8) Includes $2,300, $2,300, $2,025 and $1,480 contributed by First Savings in 1999 to the accounts of Messrs. Mulkerin, Martin, Spengler, and Ms. Martino, respectively, under the Incentive Savings Plan for Employees of First Savings Bank 401(k). Also includes $19,020, $19,020, $16,048 and $11,728 contributed by First Savings pursuant to First Savings' ESOP in 1999 allocated for the benefit of Messrs. Mulkerin, Martin, Spengler and Ms. Martino, respectively. Ms. Clancy was not a participant in either plan in 1999. Also includes $15,790 and $8,510 contributed by First Savings in 1999 to the accounts of Messrs. Mulkerin and Martin, respectively, under the Bank's Supplemental Executive Retirement Plan II established in 1998.

(9)  Ms. Clancy joined First Savings Bank in October 1998.

     EMPLOYMENT AGREEMENTS. First Sentinel and First Savings have entered into employment agreements (collectively, the "Employment Agreements") with Messrs. Mulkerin and Martin (the "Executives"). The Employment Agreements are intended to ensure that First Sentinel and First Savings will be able to maintain a stable and competent management base. The continued success of First Sentinel and First Savings depends to a significant degree on the skills and competence of Messrs. Mulkerin and Martin.

     The Employment Agreements provide for a three-year term for the Executives. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of First Sentinel and First Savings will
review  the  agreements  and  the   Executive's   performance  for  purposes  of
determining whether to extend the agreements with First Sentinel and First Savings for an additional year such that the remaining terms would be the amount of the original terms. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The Employment Agreements provide for termination by First Sentinel or First Savings for cause, as defined in the agreements, at any time. In the event First Sentinel or First Savings chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from First Sentinel and First Savings upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of First Sentinel or First Savings; or (v) a breach of the agreement by First Sentinel or First Savings, the Executive or, in the event of death, his beneficiary, is entitled to receive the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of First Sentinel or First Savings during the remaining term of the agreement. First Sentinel and First Savings would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Employment Agreements.

     Under the Employment Agreements, if voluntary or involuntary termination follows a "change in control" of First Sentinel or First Savings, as defined in the Employment Agreements, the Executive or, in the event of death, his beneficiary, will be entitled to a payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) a severance payment equal to three times the average of the five preceding taxable years' compensation. First Sentinel and First Savings would also continue the Executive's life, health, and disability coverage for 36 months. Notwithstanding that both agreements will provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a "change in control" of First Sentinel or First Savings, based solely upon 1999 base salary and bonuses as reported in the Summary Compensation Table, Messrs. Mulkerin and Martin would receive approximately $1.2 million and $932,000, respectively, in addition to other cash and noncash benefits.

     Payments to the Executives under First Savings' Employment Agreement are guaranteed by First Sentinel in the event that payments or benefits are not paid by First Savings. Payment under First Sentinel's Employment Agreement will be made by First Sentinel. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements will be paid by First Savings or First Sentinel, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that First Sentinel and First Savings indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     CHANGE IN CONTROL AGREEMENTS. First Savings has also entered into Change in Control Agreements ("CIC Agreements") with certain other officers of First Savings. Such agreements have terms of two or three years. The CIC Agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, First Savings' CIC Agreements may be renewed by the Board of Directors for an additional year. The CIC Agreements with First Savings also provide that in the event voluntary or involuntary termination follows a change in control of First Savings or First Sentinel, the officer is entitled to receive a severance payment equal to two to three times the officer's average annual compensation for the five years preceding termination, depending on the term of the officers' CIC Agreement. First Sentinel and First Savings will also continue, and pay for, the officer's life, health and disability coverage for 24 to 36 months following termination. Payments to the officer under First Savings' CIC Agreements will be guaranteed by First Sentinel in the event that payments or benefits are not paid by First Savings. In the event of a change in control of First Savings or First Sentinel, the total payments that would be due under the CIC Agreements, based upon gross compensation paid to the officers covered by the CIC Agreements over the past three fiscal years would be approximately $2.8 million.

     EMPLOYEE SEVERANCE COMPENSATION PLAN. First Savings' Board of Directors has also established the First Savings Bank Employee Severance Compensation Plan ("Severance Plan"), which provides eligible employees with severance pay benefits in the event of a change in control of First Savings or First Sentinel. Management personnel with Employment or CIC Agreements are not eligible to participate in the Severance Plan. Generally, all employees are eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of First Savings or First Sentinel, eligible employees who are terminated from or terminate their employment within one year of the change in control (for reasons specified under the Severance Plan), are entitled to receive a severance payment. The participant is entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 100% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by First Savings in the event of a takeover. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon salary levels at December 31, 1999, would be approximately $3.3 million.

     OPTION PLANS. The Company maintains the 1998 Incentive Plan and the 1996 Incentive Plan which provide discretionary awards to officers and employees of the Bank as determined by the Compensation Committee. The following table shows options exercised by the Named Executive Officers during 1999, including the aggregate value of gains on the date of exercise. In addition, the table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

                          AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                                 AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                             SHARES                       UNDERLYING UNEXERCISED                  IN-THE-MONEY
                            ACQUIRED       VALUE             OPTIONS/SARS AT                    OPTIONS/SARS AT
                           ON EXERCISE    REALIZED          DECEMBER 31, 1999                  DECEMBER 31, 1999
          NAME                (#)(1)        ($)                  (#)(1)                             ($)(2)
---------------------------------------------------------------------------------------------------------------------------
                                                       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                                     -------------------------------------------------------------------
John P. Mulkerin                 --         $ --         114,454           240,000         $219,450           $  --
Christopher Martin               --           --         106,454           208,000          219,450              --
Richard Spengler                 --           --          26,970            70,000           38,164              --
Ann C. Clancy                    --           --           4,000            16,000               --              --
Karen I. Martino                 --           --          18,470            36,000           38,164              --

(1) Options are subject to limited stock appreciation rights pursuant to which options, to the extent outstanding for at least six months, may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised.

(2) The value of the in-the-money options represents the difference between the fair market value of the Common Stock of $7.81 per share as of December 31, 1999 and the exercise price of $3.78 per share. All options granted under the 1998 Incentive Plan had an exercise price greater than the fair market value of the Common Stock at December 31, 1999, and are therefore not reflected in the total value.

     PENSION PLAN. First Savings is a participant in the Financial Institutions Retirement Fund, a multi-employer defined benefit plan (the "Plan"). All employees age 21 or older who have completed one year of service are eligible to participate in this Plan. Retirement benefits are based upon a formula utilizing years of service and average compensation. Participants are vested 100% upon the completion of five years of service.

     The Financial Institutions Retirement Fund does not segregate its assets, liabilities or costs by participating employer. Therefore, disclosure of the accumulated benefit obligations, plan assets and the components of annual pension expense attributable to First Savings cannot be ascertained.

     The following table illustrates annual pension benefits at age 65 under the most advantageous plan provisions available at various levels of compensation and years of service. The benefits listed in the table are not subject to a deduction for Social Security or any other offset amount.

                          ESTIMATED ANNUAL RETIREMENT BENEFIT PAYABLE AT AGE 65
                             TEN YEAR CERTAIN AND LIFE ANNUITY TO AN EMPLOYEE
                                             RETIRING IN 1999
                          -----------------------------------------------------
                                       YEARS OF CREDITED SERVICE(1)
                          -----------------------------------------------------
   HIGH-5 AVERAGE
  COMPENSATION(2)(4)        10             15              20              25
---------------------     ------         ------          ------         -------
$ 20,000                  $4,000         $6,000          $8,000         $10,000
  30,000                   6,000          9,000          12,000          15,000
  50,000                  10,000         15,000          20,000          25,000
  75,000                  15,000         22,500          30,000          37,500
 100,000                  20,000         30,000          40,000          50,000
 150,000                  30,000         45,000          60,000          75,000
 200,000                  40,000         60,000          80,000         100,000
 300,000 and over (3)     60,000         90,000         120,000         150,000

----------

(1) As of December 31, 1999, John P. Mulkerin, Christopher Martin, Richard Spengler, Ann C. Clancy and Karen I. Martino had 11 years, 14 years, 14 years, 1 year and 15 years of credited service, respectively.

(2) Under current law, the average final compensation for computing benefits under the Pension Plan cannot exceed $170,000 (indexed for inflation). However, benefits are not reduced below the level of benefits accrued as of December 31, 1992.

(3)  Under current law, the maximum benefit is limited to $128,327 per year.

(4) The compensation utilized for formula purposes include salary amounts listed under "Summary Compensation Table."

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Effective as of January 1, 1994, the Board of Directors revised a previously existing plan entitled the Retirement Benefit Maintenance Plan (the "Maintenance Plan") and restated it as the First Savings Bank Supplemental Executive Retirement Plan ("SERP"). The SERP provides a post-employment supplemental retirement benefit for participants who retire on or after their "Normal Retirement Age" (age 65) equal to (i) seventy-five percent (75%) of the participant's base salary during the twelve months prior to retirement, (ii) less the amount of the participant's "Pension Plan Annual Benefit" and "Primary Social Security Benefit," as defined in the plan. The plan allows for benefits, reduced according to actuarial considerations, for early retirement. The SERP is not a tax-qualified employee benefit plan. Pursuant to the SERP, the estimated additional annual benefits payable upon retirement at normal retirement age for Messrs. Mulkerin and
Martin,   the  only   participants  in  the  SERP,  are  $121,326  and  $71,164, respectively.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features except as noted below.

     Prior to the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), First Savings provided loans to directors and executive officers at reduced rates and/or with points waived or reduced. FIRREA required that all loans made to directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations were recently modified to permit loans to be made to officers and directors on terms not available to the public, provided such terms are available to other full-time employees.

     During 1999, the Bank had outstanding one loan to a director with a balance exceeding $60,000, which loan was made on terms not available to the general public. As of December 31, 1999, Mr. Walter K. Timpson had a credit line with a variable rate of interest equal to the prime rate of interest. The highest balance outstanding on such credit line during 1999 was $321,767. The balance of the loan at December 31, 1999 was $320,286.

PROPOSAL II.  RATIFICATION OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1999 were KPMG LLP. The Company's Board of Directors has re-appointed KPMG LLP to continue as independent auditors for the Bank and the Company for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     To be included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2001, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, not later than November 24, 2000. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

     A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FIRST SENTINEL BANCORP, INC., 1000 WOODBRIDGE CENTER DRIVE, WOODBRIDGE, NEW JERSEY 07095.

                                        By Order of the Board of Directors

                                        /s/ Christopher Martin

                                        Christopher Martin
                                        SECRETARY

Woodbridge, New Jersey
March 24, 2000

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      REVOCABLE PROXY
[X] PLEASE MARK VOTES                                           FIRST SENTINEL BANCORP, INC.
    AS IN THIS EXAMPLE
                   ANNUAL MEETING OF STOCKHOLDERS                                                                    With-   For All
                                                                                                              For    hold    Except
     The   undersigned   appoints  the  official  proxy  committee    1.  The election as directors of all    [_]     [_]      [_]
consisting  of all the members of the Board of  Directors of First        nominees listed (except as marked
Sentinel  Bancorp,  Inc. (the "Company"),  each with full power of        to the contrary below);
substitution,   to  act  as   attorneys   and   proxies   for  the
undersigned,  and to  vote  all  shares  of  Common  Stock  of the        Christopher Martin                   Keith H. McLaughlin
Company  which the  undersigned  is  entitled  to vote only at the                         Philip T. Ruegger, Jr.
Annual  Meeting of  Stockholders,  to be held at the  Sheraton  at
Woodbridge Place, 515 Route 1 South,  Iselin, New Jersey, on April        INSTRUCTION:  To  withhold  authority  to  vote  for  any
19, 2000, at 10:00 a.m. and at any and all  adjournments  thereof,        individual nominee,  mark "For All Except" and write that
as follows:                                                               nominee's name in the space provided below.

                                                                       2. The ratification of KPMG LLP  as the independent  auditors of the Company for the year ending December 31, 2000.

                                                                                             For      Against      Abstain
                                                                                             [_]        [_]          [_]


                                                                          PLEASE CHECK BOX IF YOU PLAN TO ATTEND
                                                                          THE ANNUAL MEETING                    -------->       [_]

                                                                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                                                                      EACH OF THE LISTED PROPOSALS.

                                                                               This  Proxy  is  revocable  and  will  be  voted  as
                                                                          directed,  but if no  instructions  are  specified,  this
                                                                          Proxy  will be voted  FOR the  proposals  listed.  If any
                                                                          other  business  is  presented  at  the  Annual  Meeting,
                                                                          including  whether or not to adjourn  the  meeting,  this
                                                                          Proxy will be voted by those named in this Proxy in their
                                                                          best  judgment.   At  the  present  time,  the  Board  of
                                                                          Directors  knows of no other  business to be presented at
                                                                          the Annual Meeting.

                                                                              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                                      ----------------------------        The  undersigned  acknowledges  receipt from the Company,
     Please be sure to sign and date  | Date                      |       prior to the  execution  of this  Proxy,  of a Notice  of
       this Proxy in the box below.   |                           |       Annual Meeting and a Proxy Statement dated March 24, 2000.
------------------------------------------------------------------|
|                                                                 |       Please sign  exactly as your name  appears  hereon.  When
|                                                                 |       signing as attorney, executor, administrator,  trustee or
|                                                                 |       guardian, please give your full title. If shares are held
| Stockholder sign above                 Co-holder (if any) sign  |       jointly,  each holder may sign, but only one signature is
------------------------------------------------------------------        required.

------------------------------------------------------------------------------------------------------------------------------------

                              Detach above card, sign, date and mail in postage paid envelope provided.

                                                    FIRST SENTINEL BANCORP, INC.

                                                         PLEASE ACT PROMPTLY
                                                 SIGN, DATE & MAIL YOUR PROXY TODAY